AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 28, 2004
                      REGISTRATION NO: ____________________


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM SB-2
                                  AMENDMENT # 2



                       SB-2 REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933


                             PROTEC INDUSTRIES, INC.
Washington                           1311 and 1400           98-037463
(State of jurisdiction of     (Primary Standard Industrial  (I.R.S. Employer
incorporation or organization) Classification Code Number)Identification Number)

          2200 112th Avenue NE, Suite 200, Bellevue, Washington 98004,
                       (425) 452-8639, fax (425) 452-8622

          (Address and Telephone Number of Principal Executive Offices)


                Mr. Arne Przybillia, President and Board Chairman

                   2200 112th Avenue NE, Suite 200, Bellevue,
                      Washington 98004, (425) 452-8639, fax
                        (425) 452-8622 (Name, address and telephone number of
                     agent for service)
                   Copy to: Tolan S. Furusho, Attorney at Law
          2200 112th Avenue NE, Suite 200, Bellevue, Washington 98004,
                       (425) 452-8639, fax (425) 452-8622

Approximate date of commencement of proposed sale to the public:
(____________________) Date this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering: ?

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ?

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ?

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ?

                         CALCULATION OF REGISTRATION FEE
 Title of Each Class        Amount to be    Proposed Maximum
 of Securities To Be        Resistered      Offering Price Per
      Registered                                 Share
Title of Each Class       Proposed Maximum      Proposed Maximum
 of Securities To Be        Amount To Be      Offering Price Per
      Registered             Registered              Share
----------------------- --------------------- -------------------- -

Common  Stock$.001 par     Minimum 50,000                $8.00
                        --------------------  -------------------
                           Maximum 3,125,000             $8.00

Proposed Manimun                    Amount
Aggredage Offering                  of
Price                            Registration Fee

   $400,000
$25,000,000                         $3,167.50



The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there by any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state

;MADSEN & ASSOCIATES, CPA's INC.                          684 East Vine St, # 3
 -------------------------------                          Murray, Utah 84107
Certified Public Accountants and Business Consultants     Telephone 801-268-2632
                                                          Fax 801-262-3978

Board of Directors
Protec Industries,  Inc.
Bellevue, Washington

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have audited the accompanying balance sheet of Protec Industries, Inc. (exploration stage company) at September 30, 2004 and December 31, 2003 and the related statement of operations, stockholders' equity, and cash flows for the nine months ended June 30, 2004 and the year ended December 31, 2003 and and the period September 9, 2002 (date of inception) to December 31, 2002 and the period September 9, 2002 to September 30, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Protec Industries , Inc. at September 30, 2004 and December 31, 2003 and the results of operations, and cash flows for the nine months ended September 30, 2004 and the year ended December 31, 2003 and the period September 9, 2002 to December 31, 2002 and the period September 9, 2002 to September 30, 2004, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company will need additional working capital for its planned activity and to service its debt, which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are described in the notes to the financial statements . These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                           s\ Madsen & Associates, CPA's Inc.
Salt Lake City, Utah,
November 8, 2004

MADSEN & ASSOCIATES, CPA's INC.                           684 East Vine St, # 3
-------------------------------                           Murray, Utah 84107
Certified Public Accountants and Business Consultants     Telephone 801-268-2632
                                                           Fax 801-262-3978

Board of Directors
Tek Corp and Subsidiary
Murray, Utah

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have audited the accompanying consolidated balance sheets of Tek Corp and Subsidiary (exploration stage company) at September 30, 2004 and December 31, 2003 and the related consolidated statement of operations, stockholders' equity, and cash flows for the nine months ended September 30, 2004 and the years ended December 31, 2003 and 2002 and the period July 15, 2002 (date of inception) to September 30, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Tek Corp and Subsidiary at September 30, 2004 and December 31, 2003 and the related statement of operations, and cash flows for the nine months ended September 30, 2004 and the years ended December 31, 2003 and 2002 and the period July 15, 2002 (date of inception) to September 30, 2004, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company will need additional working capital for its planned activity and to service its debt, which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are described in the notes to the financial statements . These financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                           \s\ Madsen & Associates, CPA's Inc.
Salt Lake City, Utah,
November 8, 2004

                             PROTEC INDUSTRIES, INC.
                           (Exploration Stage Company)
                                 BALANCE SHEETS
                    September 30, 2004 and December 31, 2003



                                                          Sept 30,      Dec 31,
                                                            2004         2003

ASSETS
CURRENT ASSETS

Cash                                                $    37,894    $         -
                                                        -------    -----------
Total Current Assets                                     37,894              -
                                                        -------   ------------

OTHER ASSETS

Available-for-sale securities                           439,245        173,245
                                                        -------        -------

                                                    $   477,139    $   173,245
                                                        =======        =======

LIABILITIES AND STOCKHOLDERS' DEFICIENCY
CURRENT LIABILITIES

Accounts payable                                     $        -     $        -
                                                      ---------      ---------
Total Current Liabilities                                     -              -
                                                      ---------      ---------

STOCKHOLDERS' EQUITY

Preferred stock
10,000,000 shares authorized, at $.001 par value;
none issued on Sept 30, 2004                                  -
Common stock
250,000,000 shares authorized,
at $.001 par value;
100,257,191 shares issued and
outstanding on Sept 30, 2004                            100,257          5,867
Capital in excess of par value                        1,653,066        338,098
Deficit accumulated during the
exploration stage                                    (1,276,184)      (170,720)

Total Stockholders' Equity                              477,139        173,245


The accompanying notes are an integral part of these financial statements.

                             PROTEC INDUSTRIES, INC.
                           (Exploration Stage Company)
                             STATEMENT OF OPERATIONS
         For the Nine Months Ended September 30, 2004 and the Year Ended
                  December 31, 2003 and the Period September 9,
               2002 to December 31, 2002 and the Period September
                9, 2002 (Date of Inception) to September 30, 2004


                                                                        Setp 9,
                                Sept 30         Dec 31        Dec 31    2002 to
                                2004             2003         2002      Sept 30
                                                                        2004


REVENUES                $             -    $         -   $          $         -

EXPENSES

Development expenses
Mexico project                   30,000              -              -     30,000
Exploration & options
oil and gas properties          133,507             --        133,507
Exploration & options
talc properties                 586,003              -              -    586,003
Consultants                      67,139         28,919         31,439    127,497
Professional                     36,741         40,065          4,500     81,306
Administrative                   75,438         65,797              -
                               --------      ---------      ---------     ----
                                                                         141,235
NET LOSS - before
other costs                    (928,828)      (134,781)     (35,939) (1,099,548)
FINANCING COSTS                (176,636)             -            -   (176,636)

NET LOSS                    $(1,105,464)   $  (134,781)   $(35,939) $(1,276,184)






NET LOSS PER COMMON SHARE

Basic and diluted           $      (.02)  $    (.02) $       (.05)




AVERAGE OUTSTANDING SHARES

Basic (stated in 1,000's)        68,130        5,472          774




The accompanying notes are an integral part of these financial statements.

                             PROTEC INDUSTRIES, INC.
                           (Exploration Stage Company)
                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
              For the Period September 9, 2002 (Date of Inception)
                              to September 30, 2004



                                                                 Common Stock
                                                     Shares          Amount

Balance September 9,  2002                              -      $    -

Issuance of common stock for services
at $.02 - Sept through Dec 2002                1,571,929        1,572
Issuance of common stock for cash
at $.10 - September  2002                         45,040             45
Net operating loss for the period
September 9, 2002 to December 31, 2002                 -             -

Balance December 31, 2002                      1,616,969         1,617

Issuance of common stock for a license -
no value recognized - January 2003               199,995           200
Issuance of common stock for cash
at $.001- February 8, 2003                     4,050,000         4,050
Contributions to capital - available-for-
sale securities                                        -             -
Contributions to capital - expenses                    -             -
Net operating loss for the year ended
ended December 31, 2003                                -             -

Balance December 31, 2003                      5,866,964         5,867

Issuance of common stock for
development rights - Mexico - no
value recognized - March 2004                      74,500,000   74,500
Issuance of common stock for services
at $.001 - March 2004                         18,890,227        18,890
Issuance of common stock for 40% of
stock of Pumilia AG - August 2004                   1,000,000    1,000
Contributions to capital - advances by TEK             -             -
Net operating loss for the nine months
ended September 30, 2004                               -             -

Balance September 30, 2004                   100,257,191   $   100,257










                                                Capital in
                                                Excess of       Accumulated
                                                Par Value         Deficit

Balance September 9, 2002                   $         -     $          -

Issuance of common stock for services
at $.02 - Sept through Dec  2002                  29,867               -
Issuance of common stock for cash
at $.10 - September 2002                           4,455               -
Net operating loss for the period
September 9, 2002 to December 31, 2002                 -        (35,939)

Balance December 31, 2002                         34,322        (35,939)

Issuance of common stock for a license -
no value recognized - January 2003                  (200)             -
Issuance of common stock for cash
at $.001- February 8, 2003                             -              -
Contributions to capital - available-for-
sale securities                                  173,245              -
Contributions to capital - expenses              130,731              -
Net operating loss for the year ended
ended December 31, 2003                                -       (134,781)

Balance December 31, 2003                        338,098       (170,720)

Issuance of common stock for
development rights - Mexico - no
value recognized - March  2004                     (74,500)           -
Issuance of common stock for services
at $.001 - March 2004                                  -              -
Issuance of common stock for 40% of
stock of Pumilia AG - August 2004                  145,000            -
Contributions to capital - advances by TEK     1,244,468              -
Net operating loss for the nine months
ended September 30, 2004                               -     (1,105,464)

Balance September 30, 2004                   $ 1,653,066    $(1,276,184)






The accompanying notes are an integral part of these financial statements.

                             PROTEC INDUSTRIES, INC.
                           (Exploration Stage Company)
                             STATEMENT OF CASH FLOWS
         For the Nine Months Ended September 30, 2004 and the Year Ended
                  December 31, 2003 and the Period September 9,
                    2002 to December 31, 2002 and the Period
                    September 9, 2002 (Date of Inception) to
                               September 30, 2004



                                          Sept 30,             Dec  31,
                                           2004                  2003


CASH FLOWS FROM
OPERATING ACTIVITIES

Net loss                                   $(1,105,464)   $  (134,781)
Adjustments to reconcile net loss to
net cash provided by operating
activities

Issuance common capital stock
for services                                    18,890              -

Contribution to capital - expenses                   -        130,731



Net Change From Operations                  (1,086,574)        (4,050)
                                          ------------        -------

CASH FLOWS FROM INVESTING
ACTIVITIES
Purchase securities                           (120,000)             -
                                             ---------      ---------

CASH FLOWS FROM FINANCING
ACTIVITIES
Advances contributed to capital-TEK          1,244,468              -
Proceeds from issuance of common stock               -          4,050
                                            ----------         ------

Net Change in Cash                              37,894              -

Cash at Beginning of Period                          -              -
                                           -----------       --------

Cash at End of Period                      $    37,894      $       -
                                               =======       ========

NON CASH FLOWS FROM OPERATING ACTIVITIES

Issuance of 20,462,156 common
shares for services                        $    50,329
                                                              -------
Contributions to capital - expenses            130,731
                                                              -------



                                                                        Sept 9
                                                                        2002 to
                                                Dec 31,                 Sept 30
                                                2002                     2004


Net loss                                     $ (35,939)            $ (1,276,184)
Adjustments to reconcile net loss to
net cash provided by operating
activities

Issuance common capital stock
for services                                             31,439         50,329
Contribution to capital - expenses                            -        130,731



Net Change From Operations                               (4,500)    (1,095,124


CASH FLOWS FROM INVESTING
ACTIVITIES
Purchase securities                                           -       (120,000)


CASH FLOWS FROM FINANCING
ACTIVITIES
Advances contributed to capital-TEK                           -      1,244,468
Proceeds from issuance of common stock                    4,500          8,550


Net Change in Cash                                            -         37,894

Cash at Beginning of Period                                   -              -


Cash at End of Period                                  $      -    $    37,894


NON CASH FLOWS FROM OPERATING ACTIVITIES

Issuance of 20,462,156 common shares for services


Contributions to capital - expenses






The accompanying notes are an integral part of these financial statements.

                             PROTEC INDUSTRIES, INC.
                           (Exploration Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                               September 30, 2004



1. ORGANIZATION

The Company was incorporated under the laws of the state of Arizona on September 9, 2002 under the name " ANF Telecast, Inc." with authorized common stock of 100,000,000 shares at $.001 par value. On December 13, 2002 the name was changed to "Protec Industries, Inc." and on March 2, 2004 the domicile was changed to the state of Washington in connection with an increase in the authorized capital stock to 250,000,000 common shares and 10,000,000 preferred shares with a par value of $.001. No terms have been established for the preferred shares..

The Company is in the exploration stage and has not started any significant operations.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Accounting Methods

The Company recognizes income and expenses based on the accrual method of accounting.

Dividend Policy

The Company has not yet adopted a policy regarding payment of dividends.

Income Taxes

The Company utilizes the liability method of accounting for income taxes. Under the liability method deferred tax assets and liabilities are determined based on the differences between financial reporting and the tax bases of the assets and liabilities and are measured using the enacted tax rates and laws that will be in effect, when the differences are expected to reverse. An allowance against deferred tax assets is recorded, when it is more likely than not, that such tax benefits will not be realized.

On September 30, 2004, the Company had a net operating loss available for carry forward of $1,276,184. The tax benefit of approximately $383,000 from the loss carry forward has been fully offset by a valuation reserve because the use of the future tax benefit is doubtful since the Company has no operations. The net operating loss will expire in 2024.

Basic and Diluted Net Income (Loss) Per Share

Basic net income (loss) per share amounts are computed based on the weighted average number of shares actually outstanding. Diluted net income (loss) per share amounts are computed using the weighted average number of common shares and common equivalent shares outstanding as if shares had been issued on the exercise any common or preferred share rights unless the exercise becomes antidilutive and then only the basic per share amounts are shown in the report.

                             PROTEC INDUSTRIES, INC.
                           (Exploration Stage Company)
                    NOTES TO FINANCIAL STATEMENTS (Continued)
                               September 30, 2004



2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

Exploration Costs

Costs of acquisition, exploration, carrying, and retaining unproven mining properties are expensed as incurred. Costs incurred in proving and developing a property ready for production are capitalized and amortized over the life of the mineral deposit or over a shorter period if the property is shown to have an impairment in value.

Environmental Requirements

At the report date environmental requirements related to the mining claims acquired are unknown and therefore an estimate of the any future cost cannot be made.

Financial and Concentrations Risk

The Company does not have any concentration or related financial credit risk.

Revenue Recognition

Revenue will be recognized on the sale and delivery of a product or the completion of a service provided.

Advertising and Market Development

The company will expense advertising and market development costs as incurred.

Foreign Currency Translation

Part of the transactions of the Company were completed in CHF and EUR dollars and have been translated to US dollars as incurred, at the exchange rate in effect at the time, and therefore, no gains or losses are recognized from the translations. US dollars are considered to be the functional currency.

Estimates and Assumptions


Management uses estimates and assumptions in preparing financial statements in accordance with accounting principles generally accepted in the United States of America. Those estimates and assumptions affect the reported amounts of the assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were assumed in preparing these financial statements.

                             PROTEC INDUSTRIES, INC.
                           (Exploration Stage Company)
                    NOTES TO FINANCIAL STATEMENTS (Continued)
                               September 30, 2004



2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

Financial Instruments

The carrying amounts of financial instruments are considered by management to be their estimated fair values due to their short term maturities.

Recent Accounting Pronouncements

The Company does not expect that the adoption of other recent accounting pronouncements will have a material impact on its financial statements.

3.  AVAILABLE-FOR-SALE SECURITIES

During November 2003 the Company received 2,500,000 common shares of Epic Energy from Clarex Finance Establishment, controlled by a shareholder of the reporting Company, as a contribution to capital. The predecessor purchased the shares at $.0693 per share for $173,245 immediately prior to the transfer to the Company. The stock has had a temporary trading suspension, due to late filing of reports, with the last trading at $.09 per share. For this report the fair value is considered to be the original cost. The shares represent approximately 4% of the outstanding shares of Epic Energy.

During February 2004 the Company purchased 3,000,000 shares of EuroGas, Inc. at $.04 per share, representing 1.8% of the outstanding shares of EuroGas, Inc. The fair market value on the report date was $.04 per share.

During August 2004 the Company issued 1,000,000 common shares of the Company in exchange for 40% of the outstanding stock of Pumilia AG. Pumilia AG is a 20 year old engineering and construction company registered and operating in Switzerland and is privately owned. The value of the Pumilia AG shares have been recorded at $146,000, the book value as shown in the reports of Pumilia, which is considered to their fair value. The 1,000,000 shares of the Company are being held by Pumilia's bank which will be released by March 1, 2004 as free trading. If the shares cannot be registered for free trading by March 1, 2005, an officer of the Company has agreed the substitute his free trading shares in exchange.

The management of the Company intends to hold the above shares as an investment, however they may be subject to creditor claims. (Note 8)

                             PROTEC INDUSTRIES, INC.
                           (Exploration Stage Company)
                    NOTES TO FINANCIAL STATEMENTS (Continued)
                               September 30, 2004



4. PURCHASE OF DEVELOPMENT RIGHTS TO CANCUN MEXICO PROPERTY

During February, 2004 the Company issued 70,000,000 shares of its common capital stock, with no value recognized, for the acquisition of the development and income rights to 3,300 acres, known as La Guadalupe Ranch, located at Km 120 carretera federal Cancun Tulum, Municipio de Cozumel, Estado de Quintana Roo, Mexico (near Cancun, Mexico) on the Mexican Caribbean Sea, consisting of an area of approximately 1,498 hectares. The rights expire twelve years and one month from August 9, 2002.

Future development plans for the property includes hotels, a marina, nature trails, including an un-excavated pyramid archeology site, individual residences, museums, and other supporting facilities. The necessary capital to start and complete the development has not been obtained at the report date. There can be no assurance that the Company will be able to raise the necessary capital to proceed with the plans.

The rights were purchased from TEK Corp., (parent of the Company) who holds 70 % of the Company's outstanding stock, after the above transaction.

5.  PURCHASE OF AN OPTION TO PURCHASE INTEREST IN TALC MINING PROPERTY

During January 2004 the Company acquired an option to purchase 49% of a talc mining property from EuroGas Inc., known as Rozmin s.r.o., located in Slovakia. The terms of the option provides for a purchase price of EUR26,000,000 with an advance payment of $627,000 (EUR 500,000), which was paid on January 21, 2004 and expensed. Upon the receipt of the advance payment the Company was granted an irrevocable right to purchase the 49% interest.

Rozmin s.r.o. is owned 57% by EuroGas Inc. and 43% by Euro Gas Austria GmbH , a wholly owned subsidiary of EuroGas Inc. Exploration of the property has been started.

6.  CAPITAL STOCK

During January 2003 the Company issued 199,995 net shares for a license, with no value recognized, and during February 2003 the Company issued 4,050,000 shares for $4,050 in a private offering. During February 2004 the Company issued 70,000,000 common shares to TEK Corp, and 4,500,000 to an officer of the company, for the development rights in Cancun Mexico, with no value recognized, as outlined in note 4 above. During August 2004 the Company issued 1,000,000 common shares in exchange for 40% of the outstanding stock of Pumilia AG as outlined in note 3.

On January 22, 2003 the Company completed a reverse common stock split of one share for 100 outstanding shares. This report has been prepared showing post split shares from inception.

                             PROTEC INDUSTRIES, INC.
                           (Exploration Stage Company)
                    NOTES TO FINANCIAL STATEMENTS (Continued)
                               September 30, 2004



7.  SIGNIFICANT  TRANSACTIONS WITH RELATED PARTIES

Officer- director's have acquired 15% of the outstanding common stock of the Company.
During February 2004 TEK Corp, a corporation controlled by an officer of the Company, acquired 70 % of the outstanding common stock of the Company. TEK Corp has made advances to the Company of $1,244,468, which have been contributed to capital. Other shareholders of the Company have made contributions to capital of $303,976.

8.  GOING CONCERN

There is insufficient working capital for any future planned activity, and to service its debt, which raises substantial doubt about its ability to continue as a going concern.

TEK Corp, parent of the Company , received net of $2,462,202 in loans from investors with the agreement that TEK Corp invest the proceeds and pay 20% return per month to the note holders, (later revised to the terms outlined below). TEK Corp contracted with ITrust (a state of Utah Trust) to manage the investments and guarantee the loans, with the knowledge of the note holders, and TEK Corp received back, a no interest, demand loan of $445,995 from ITrust, and therefore, TEK Corp has a contingent liability under the terms of the notes payable if ITrust defaults. The terms of the notes, as revised, provide for payments of $ 2,462,202 due during October 2004 (extended for 60 days) and $4,451,620 due during March 2005. The proceeds of the loans, along with other loans received by TEK Corp from other sources of $1,502,047, which are due within the coming year, except for $250,000 which is due in three years, have been used by the Company, TEK Corp, and ITrust in payments toward development costs on the Mexico project (note 4 ), exploration costs and the purchase of an option to purchase the Talc Mining Property (note 5), exploration costs in the oil and gas properties, and real estate and other investments, resulting in a substantial deficiency in the remaining current marketable assets available to service the loans.

If there is a default in the payments on the loans due by Itrust, the note holders can also make claims on the assets of TEK Corp., which consists primarily, of the Company stock held by TEK Corp. The only assets the Company has are the securities shown in the balance sheet, which would be substantially deficient as payment on the debt should a demand be made against the Company, which raises substantial doubt about the Company's ability to continue as a going concern.

The management of the Company, TEK Corp, and ITrust, believe they can overcome the deficiency needed to service the debt of TEK Corp and ITrust, by the extension of the due dates on the notes beyond the coming year, or by conversion of the debt to stock equity, by receiving additional equity funding, by loans from officers through their sale of personal assets, or by obtaining new loans from the profits in the operations of companies Protect Industries, Inc. owns an interest in, which will enable the Company to continue operations for the coming year.

                             PROTEC INDUSTRIES, INC.
                           (Exploration Stage Company)
                    NOTES TO FINANCIAL STATEMENTS (Continued)
                               September 30, 2004



9. CONSOLIDATING FINANCIAL STATEMENTS OF THE COMPANY AND TEC CORP.

During February, 2004 TEK Corp, (parent) acquired 70% of the outstanding common capital stock of the Company. Included in the following are the consolidating, financial statements of the Company and TEK Corp (parent). The financial statements have been prepared assuming the acquisition had been completed on January 1, 2004. The consolidated statements of operations include the historical operating information of TEK Corp and the Company beginning on January 1, 2004. The acquisition is reported as a purchase in which no good will was recognized.

All intercompany transactions have been eliminated.

                 TEK CORP & PROTEC INDUSTRIES, INC (subsidiary)
                           (Exploration Stage Company)
                          CONSOLIDATING BALANCE SHEETS
                               September 30, 2004



                                                  TEC Corp       Protec
                                                               Industries Inc.
CURRENT ASSETS
Cash                                           $ 62,751$         37,894
Account receivable                                 5,000              -
                                                 -------    -----------
Total Current Assets                              67,751         37,894
                                              ------===========--------

OTHER ASSETS
Available-for-sale securities                          -        439,245

                                             $    67,751    $   477,139

LIABILITIES AND STOCKHOLDERS'
DEFICIENCY
CURRENT LIABILITIES
Notes payable                                $ 1,252,047      $       -
Note payable - related party                     250,000              -
Accrued interest payable                          90,933              -
Advances - ITrust                                445,995              -
Total Current Liabilities                      2,038,975              -

CONTINGENT LIABILITIES - note 8                        -              -
                                             --------------------------

MINORITY INTEREST - deficiency

STOCKHOLDERS' DEFICIENCY
Preferred stock - 100,000,000 authorized
at no par value - 25,000,000 outstanding -
no value recognized                                    -              -
Common stock -1,000,000 authorized
at $.001 par value - 1,000,000 out                 1,000        100,257
Capital in excess of par value                (1,244,468)     1,653,066
Deficit accumulated during
exploration stage                               (727,756)    (1,276,184)
Total Stockholders' Deficiency                (1,971,224)       477,139

                                             $    67,751    $   477,139
                                           =============       ========




                                                 Elimination      Total

ASSETS
CURRENT ASSETS
Cash                                                   $    $   100,645
Account receivable                                     -          5,000
                                              --------------------------
Total Current Assets                                   -        105,645
                                              --------------------------

OTHER ASSETS
Available-for-sale securities                          -        439,245

                                                       -    $   544,890

LIABILITIES AND STOCKHOLDERS'
DEFICIENCY
CURRENT LIABILITIES
Notes payable                                          -    $ 1,252,047
Note payable - related party                           -        250,000
Accrued interest payable                               -         90,933
Advances - ITrust                                      -        445,995
Total Current Liabilities                                   - 2,038,975

CONTINGENT LIABILITIES - note 8                        -              -
                                             --------------------------

MINORITY INTEREST - deficiency                  (170,465)      (170,465)

STOCKHOLDERS' DEFICIENCY
Preferred stock - 100,000,000 authorized
at no par value - 25,000,000 outstanding -
no value recognized                                    -              -
Common stock -1,000,000 authorized
at $.001 par value - 1,000,000 out              (100,257)         1,000
Capital in excess of par value                     7,908        416,506
Deficit accumulated during
exploration stage                                262,814     (1,741,126)
Total Stockholders' Deficiency                         -     (1,323,620)

                                                       -    $   544,890
                                           =============       ========



The accompanying notes are an integral part of these financial statements.

                 TEK CORP & PROTEC INDUSTRIES, INC. (subsidiary)
                           (Exploration Stage Company)
                      CONSOLIDATED STATEMENT OF OPERATIONS
           For the Nine Months Ended September 30, 2004 and the Years
                 Ended December 31, 2003 and 2002 and the Period
           November 15, 1999 (Date of Inception) to September 30, 2004

                                             Consolidated        TEK Corp
                                                Sept 30            Dec 31
                                                2004               2003


REVENUES                                       $    24,486    $         -
                                                    ------      ---------

EXPENSES
Development expenses - Mexico project               30,000              -
Development expenses - California project                -              -
Development expenses - Ben Cay project                   -              -
Exploration & options - oil & gas properties       133,507              -
Exploration & options - talc properties            586,002              -
Consultants                                         79,904         64,100
Professional                                        50,742              -
Management fees                                     31,167              -
Administrative                                     131,397         29,207
                                                 ---------       --------
                                                 1,042,719         93,307
                                                    -------      ---------
NET LOSS - before other expenses                (1,018,233)       (93,307)
                                                 ---------      ---------
OTHER EXPENSES
Financing costs                                   (176,636)             -
Interest                                           (90,933)             -
                                               --------------------------
                                                  (267,569)             -
                                               --------------------------

NET PROFIT (LOSS)                               (1,285,802)       (93,307)

LESS MINORITY INTEREST                             331,639              -

NET PROFIT (LOSS) net minority interest        $  (954,163)   $   (93,307)
                                      ====================  =============


NET LOSS PER COMMON SHARE
Basic and diluted                                 $ (954.)        $ (93.)
                                                    ------         ------

AVERAGE OUTSTANDING SHARES
Basic (stated in 1,000's)                            1,000          1,000
                                                     -----          -----





                                                 TEK Corp
                                                  Dec 31     Nov 15, 1999 to
                                                  2002         Sept 30, 2004


REVENUES                                      $          -    $    24,486
                                      ------     ---------    -----------

EXPENSES
Development expenses - Mexico project                    -         30,000
Development expenses - California project          141,976        141,976
Development expenses - Ben Cay project              20,000         20,000
Exploration & options - oil & gas properties             -        133,507
Exploration & options - talc properties                  -        586,002
Consultants                                        258,437        402,441
Professional                                         7,161         57,903
Management fees                                          -         31,167
Administrative                                      25,623        186,227
                                                   --------    ----------
                                                   453,197      1,589,223
                                                       -------------------
NET LOSS - before other expenses                  (453,197)    (1,564,737)
                                               ---------             ---------
OTHER EXPENSES
Financing costs                                          -       (176,636)
Interest                                                 -        (90,933)
                                                   ----------------------------
                                                         -       (267,569)
                                                   ----------------------------

NET PROFIT (LOSS)                                 (453,197)    (1,832,306)

LESS MINORITY INTEREST                                   -        331,639

NET PROFIT (LOSS) net minority interest        $  (453,197)   $(1,500,667)
                                                   ============================


NET LOSS PER COMMON SHARE
Basic and diluted                            $    (453.)
                                                    ------

AVERAGE  OUTSTANDING SHARES
Basic (stated in 1,000's)                            1,000          1,000












The accompanying notes are an integral part of these financial statements.

                                    TEK CORP
                           (Exploration Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                               September 30, 2004



1. ORGANIZATION

The Company was incorporated under the laws of the state of Utah on November 15, 1999 with authorized common stock of 1,000,000 shares at $.001 par value and 100,000,000 preferred shares with no par value.

The preferred shares have no voting rights and the terms provide for a dividend to be given the holders of the stock at the year end, which is due by the end of the first following quarter, with the amount of the dividend to be determined by the board of director's.

2. NOTES PAYABLE

The Company has six notes payable totaling $1,252,047 due February through April 2005 with interest from 12% to 14%. The accrued interest payable on the notes at September 30, 2004 was $90,933.

3. NOTE PAYABLE - RELATED PARTY

On September 25, 2004 the Company received a loan of $250,000 from an officer of the Company. The loan is due September 22, 2007 including 10% accrued annual interest.

4. ACQUSITION OF DEVELOPMENT RIGHTS TO CANCUN MEXICO PROPERTY

On August 9, 2002 the Company issued 5,000,000 preferred shares for the acquisition of the development and income rights to 3,300 acres, known as La Guadalupe Ranch, located at Km 120 carretera federal Cancun Tulum, Municipio de Cozumel, Estado de Quintana Roo, Mexico (near Cancun, Mexico) on the Mexican Caribbean Sea, consisting of an area of approximately 1,498 hectares. The rights expire twelve years and one month from August 9, 2002. No value was recognized on the exchange.

During February 2004 the Company transferred the rights to its subsidiary. ( note 4 - Protec Industries, Inc.)

5. ACQUISITION OF STOCK OF UNIVERSAL ROCKWELL CORPORATION

During January 2003 the Company acquired 15,000,000 common shares of Universal Rockwell Corporation, a Nevada corporation, which is 10% of its outstanding stock, in exchange for 20,000,000 preferred shares of the Company. Included in the exchange was an agreement that no additional stock may be issued by either party without the approval of both parties. Universal Rockwell Corporation is in the business of real estate development, however, on the date of the exchange Universal had no assets or liabilities. No value was recognized on the exchange.